Schedule 13D
Issuer:  Ocwen Asset Investment Corp.
Page 1 of 1 of  Exhibit 99.1
                                  EXHIBIT 99.1

         Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, we, the undersigned, hereby express our agreement that the attached
Schedule 13D is filed on behalf of each of the undersigned.

                                    INVESTORS MORTGAGE INSURANCE HOLDING COMPANY



Dated:  July 25, 1999               By: /s/ WILLIAM C. ERBEY
                                        ----------------------------------------
                                    Name:   William C. Erbey
                                    Title:  Chairman and Chief Executive Officer


                                    OCWEN CAPITAL CORPORATION



Dated:  July 25, 1999               By: /s/ WILLIAM C. ERBEY
                                        ----------------------------------------
                                    Name:   William C. Erbey
                                    Title:  Chairman and Chief Executive Officer


                                    OCWEN FINANCIAL CORPORATION



Dated:  July 25, 1999               By: /s/ WILLIAM C. ERBEY
                                        ----------------------------------------
                                    Name:   William C. Erbey
                                    Title:  Chairman and Chief Executive Officer



                                            WILLIAM C. ERBEY

Dated:  July 25, 1999                   /s/ WILLIAM C. ERBEY
                                        ----------------------------------------